UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2024

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

Non-Equity Incentive Plan Compensation

On April 10, 2024, the Compensation Committee of the Board of Directors of Consumer Portfolio Services, Inc. (“Company”) evaluated and determined the non-equity incentive plan payment amounts earned under the Executive Management Bonus Plan for each of the named executive officers for fiscal year ended December 2023 (“FY2023”).

The other compensation of the Company’s named executive officers for FY2023 was previously reported by the Company in the Summary Compensation Table included in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024 (the “2023 10-K”). However, as of the date of the filing of the 2023 10-K, non-equity incentive plan payment amounts for FY2023 had not been determined and, therefore, were omitted from the Summary Compensation Table in the 2023 10-K. In addition, the Compensation Committee also confirmed and determined that the Company’s president is eligible to receive a non-equity incentive plan payment amount of up to 170% of his base salary.

In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the final non-equity incentive plan compensation payment amounts and each such named executive officer’s total compensation amount for FY2023.

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Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Non-Equity Incentive Plan Compensation(2)	Option Awards (3)	All Other Compensation (4)	Total
Charles E. Bradley, Jr.	2023	$995,000	$3,005,000	$–	$342	$4,000,342
Chief Executive Officer	2022	995,000	3,980,000	5,885,850	351	10,861,201
	2021	995,000	2,900,000	795,300	360	4,690,660

Michael T. Lavin	2023	452,000	582,063	–	342	1,034,405
President	2022	411,000	575,000	448,200	351	1,434,551
& Chief Operating Officer	2021	411,000	575,000	238,590	360	1,224,950

Danny Bharwani	2023	371,000	385,655	–	342	756,997
Executive Vice President	2022	331,000	324,000	298,800	351	954,151
& Chief Financial Officer

Teri L. Robinson	2023	386,000	413,406	–	342	799,748
Executive Vice President	2022	368,000	401,000	298,800	351	1,068,151
- Sales & Originations	2021	368,000	403,000	159,060	360	930,420

Laurie A. Straten	2023	386,000	367,472	–	342	753,814
Executive Vice President	2022	368,000	361,000	298,800	351	1,028,151
- Servicing	2021	368,000	359,000	159,060	360	886,420

(1)	Mr. Bharwani was appointed chief financial officer of the Company in September 2022.
(2)

Amounts reported for FY2023 in this column comprise non-equity incentive plan compensation earned in 2023 and paid in April 2024. For the chief executive officer, such payments were based on the Compensation Committee’s evaluation of the chief executive officer meeting as many as possible of several objectives within the year 2023. The objectives and their weightings are as follows: (I) to meet or exceed the Company’s quarterly budget (25% each quarter, total of 100%), (II) to execute four rated securitization transactions (25% each, 100% total), (III) to increase the Company’s annual originations of receivables to each of four targets (up to 100% in the aggregate, creditable pro rata for reaching target amounts of $1.2 billion, $1.3 billion, $1.4 billion, and $1.5 billion), (IV) to decrease core operating expenses by up to 1% (up to 100%, creditable pro rata for the portion of the 1% achieved), (V) to maintain the annualized delinquency rate or lower by one percent (25% if the rate is maintained or 50% if the rate is lowered by one percent ), (VI) to maintain the annualized loss rate or lower by one percent (25% if the rate is maintained or 50% if the rate is lowered by one percent), (VII) and to cause the Company’s common stock to trade in excess of each of four targets (100% in the aggregate, creditable in increments of 25% for reaching prices of $12.00, $13.00, $14.00, and $15.00 per share). The total of the seven weightings is 600%; accordingly, the target and maximum possible value to chief executive officer of the award was 600% of his base salary for 2023.

The factors used in determining the non-equity incentive plan payment amount for the president, Mr. Lavin, are these: (I) an evaluation of the executive’s skills and performance, 51%, (II) whether the executive has met one individual objective approved by the Compensation Committee, 17%, (III) a subjective evaluation of that executive’s departments, 59.5%, and (IV) a discretionary allocation recommended by the chief executive officer and approved by the Compensation Committee, 42.5%. Numerical scores are assigned to each of these factors, up to the maximum percentages stated herein, and can result in a maximum payment amount of 170% of base compensation.

Similar factors are applied in determining the amount of the non-equity incentive plan payment amount for the executive vice presidents of the Company, including the named executive officers Mr. Bharwani, Ms. Robinson, and Ms. Straten: (I) skills and performance, 42%, (II) one individual objective, 14%, (III) subjective evaluation of that executive’s department, 49%, and (V) discretionary allocation, 35%, resulting in a maximum payment amount of 140% of base compensation.

(3)	Represents the dollar value accrued for financial accounting purposes in connection with the grant of such options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and SFAS 123R. Value was estimated using a Black-Scholes model for 2021 and 2022. For the options granted on January 24, 2022, the weighted average fair value per option was $5.8558, based on assumptions of 4.11 years expected life, expected volatility of 75.26%, and a risk-free rate of 1.43%. For the options granted on June 24, 2022, the weighted average fair value per option was $4.98, based on assumptions of 4.11 years expected life, expected volatility of 75.15%, and a risk-free rate of 3.13%. For the year 2021 the weighted average fair value per option was $2.6510, based on assumptions of 4.11 years expected life, expected volatility of 71.38%, and a risk-free rate of 0.51%. No option awards were granted in 2023.
(4)	Amounts in this column represent premiums paid by the Company for group life insurance.

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Chief Executive Officer Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act includes a mandate that public companies disclose the ratio of the compensation of their chief executive officer to their median employee (“CEO Pay Ratio”). The CEO Pay Ratio for 2023 was not included in the Company’s 2023 10-K because it was not yet calculable at that time because the chief executive officer’s 2023 non-equity incentive plan compensation award had not yet been determined, and thus his total compensation needed to calculate the CEO Pay Ratio was not yet available.

Our chief executive officer-median employee pay ratio calculation for 2023 is 58.6 to 1. We determined the pay ratio by dividing the total 2023 compensation of the chief executive officer, Charles E. Bradley, Jr., as disclosed in the Summary Compensation Table above by the total 2023 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the chief executive officer.

We reviewed the compensation of all employees who were employed on December 31, 2023, and identified the median-compensated employee for the year then ended using 2023 W-2 gross wages. We then computed the ratio by reference to that employee’s total compensation for the year 2023, which was $68,282. The total compensation of the chief executive officer in 2023 was $4,000,342.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 16, 2024	By: /s/ Denesh Bharwani
Denesh Bharwani Executive Vice President Signing on behalf of the registrant

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